UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

Global Indemnity plc
 (Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Earlsfort Centre Earlsfort Terrace Dublin 2, Ireland	None
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (0) 1 618-0000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew B. Scott as President of United National Group.

Effective July 1, 2010 Matthew B. Scott who is currently President of Penn-America Group will also assume the Presidency of the United National Group and will manage both Penn-America’s general agent relationships and United National’s specialty program administrators.

Mr. Scott joined United America Indemnity, Ltd. (“UAI”) in October 2007 as Vice President of Business Development of Diamond State Group and was promoted to Senior Vice President of Casualty Brokerage of Diamond State Group in April of 2008. In June of 2009 he was promoted to President of Penn-America Group. Prior to joining UAI, he served as an executive in the Strategic Markets Unit of White Mountains’ subsidiary, OneBeacon Insurance Company. Mr. Scott began his career in 1986 at Sigel Insurance Group, where he was ultimately appointed Vice President, Sales. In 1998 he joined CGU Insurance Company as Vice President, Specialty Business Development. CGU Insurance Company was acquired by White Mountains’ Insurance Group in 2001. Mr. Scott previously served on the Board of American Centennial Insurance Company, a White Mountains’ company. He received his Bachelors of Arts from Franklin & Marshall College and his Master of Science in Insurance Management from Boston University.

Resignation of J. Scott Reynolds as President of United National Group.

Effective July 1, 2010, J. Scott Reynolds resigned as President of United National Group.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

July 2, 2010	By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 2, 2010.